Exhibit 10.8
VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of March 30, 2007 (the “Effective Date”), by and among Baywood International Inc., a Nevada corporation (the “Company”), and the individuals listed as stockholders on Exhibit A attached hereto (the “Shareholders”).

A.           Concurrently herewith, the Company is issuing to certain investors (the “Investors”) in a private placement pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, units (the “Units”) consisting of (i) 5,000 shares of Series I 8% cumulative convertible preferred stock and (ii) 250,000 common stock purchase warrants (the “Private Placement”).

B.           Northeast Securities, Inc. (“NESC”) acted as the exclusive placement agent with respect to the Private Placement.

C.           As an inducement to the Investors to purchase the Units, the Company, NESC and the Shareholders desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Company’s capital stock held by the Shareholders will be voted on certain matters.
NOW THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the parties hereby agree as follows:

1.           ELECTION OF THE NESC DESIGNEES TO THE COMPANY'S BOARD OF DIRECTORS.

1.1           Voting Board Composition.  During the term of this Agreement, each Shareholder agrees to vote all shares of capital stock of the Company now or hereafter directly or indirectly owned (of record or beneficially) by such Shareholder, in such manner as may be necessary to elect (and maintain in office) a five-person Board of Directors (the “Board”) consisting of, in part, two (2) individuals designated from time to time in a writing delivered to the Company and signed by NESC (the “NESC Designees”).

1.2           Initial NESC Designees.  The initial NESC Designees shall be as set forth on Schedule A hereto.

1.3           Changes in NESC Designees.  From time to time during the term of this Agreement NESC may, in its sole discretion:

(a)           elect to remove from the Board any incumbent NESC Designee who occupies a Board seat for which NESC is entitled to designate one of the two NESC Designees under Section 1.1, by a writing signed by NES and delivered to the Company and the NESC Designee being removed; and/or

(b)           designate one or more new NESC Designees for election to the Board seats for which NESC is entitled to designate the NESC Designees under Section 1.1 (whether to replace one or more prior NESC Designees or to fill a vacancy in such Board seat(s)); provided, however, that such removal and/or designation is approved in a writing signed by NESC.  In the event of such a removal and/or designation of the NESC Designees under this Section 1.3, the Shareholders shall vote their shares of the Company’s capital stock as provided in Section 1.1 to cause:  (a) the removal from the Board of the NESC Designee(s) so designated for removal by NESC; and (b) the election to the Board of any new NESC Designees so designated for election to the Board by NESC.

1.4           Notice; Covenant to Vote in Accord.  The Company shall promptly give each of the Shareholders written notice of any change in composition of the Board and of any proposal by NESC to remove or elect one or more NESC Designee(s).  In any election of directors of the Board, the Shareholders shall vote their shares in a manner sufficient to elect to the Board the individuals to be elected thereto as provided in this Section 1.

2.           FURTHER ASSURANCES. Each of the Shareholders and the Company agree not to vote any shares of the Company’s capital stock, or to take any other actions, that would in any manner defeat, impair, be inconsistent with or adversely affect the stated intentions of the parties under Section 1 of this Agreement.

3.           TRANSFEREES; LEGENDS ON CERTIFICATES.

3.1           Effect on Transferees.  Each and every transferee or assignee of any shares of capital stock of the Company from any Shareholder shall be bound by and subject to the terms and conditions of this Agreement that are applicable to the transferor or assignor of such shares, and the Company shall require, as a condition precedent to the transfer of any shares of capital stock of the Company subject to this Agreement, that the transferee agrees in writing to be bound by, and subject to, all the terms and conditions of this Agreement; provided, however, that this Section 3.1 shall not apply to transferees who purchase such shares of capital stock of the Company (a) in connection with a transaction that results in a Change of Control or (b) in a transaction involving a national securities exchange or the over-the-counter bulletin board.

3.2           Legend.  The Shareholders agree that all Company share certificates now or hereafter held by them that represent shares of capital stock of the Company subject to this Agreement will be stamped or otherwise imprinted with a legend to read as follows, and the Shareholders and the Company agree to take all necessary action in order to stamp or imprint such legend on existing share certificates held by the Shareholders; provided, however, that this Section 3.2 shall not apply to share certificates that represent shares of capital stock of the Company that are registered with the Securities and Exchange Commission and are therefore freely tradable without restriction:

“THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS AND RESTRICTIONS WITH REGARD TO THE VOTING OF SUCH SHARES AND THEIR TRANSFER, AS PROVIDED IN THE PROVISIONS OF A VOTING AGREEMENT, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY.”

4.           ENFORCEMENT OF AGREEMENT.  Each of the Shareholders and the Company acknowledge and agree that any breach by any of them of this Agreement shall cause NESC irreparable harm which may not be adequately compensable by money damages.  Accordingly, in the event of a breach or threatened breach by a Shareholder or the Company of any provision of this Agreement, NESC shall be entitled to the remedies of specific performance, injunction or other preliminary or equitable relief, including the right to compel any such breaching Shareholder to vote such Shareholder’s shares of capital stock of the Company in accordance with the provisions of this Agreement, in addition to such other rights remedies as may be available to NESC for any such breach or threatened breach, including but not limited to the recovery of money damages.

5.           TERM.  This Agreement shall commence on the Effective Date and shall terminate upon the first to occur of the following:

(a)           The third anniversary of the Effective Date;

(b)           The execution by NESC of a written agreement to terminate this Agreement;

(c)           Immediately prior to the closing of (i) any consolidation or merger of the Company with or into any other corporation(s) in which the holders of the Company’s issued and outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger or stock representing a majority of the voting power of a corporation that wholly owns, directly or indirectly, the surviving corporation of such consolidation or merger; or (ii) the sale, transfer or assignment of securities of the Company representing a majority of the voting power of all the Company’s issued and outstanding voting securities by the holders thereof to an acquiring party in a single transaction or series of related transactions (each a “Change of Control”).

6.           GENERAL PROVISIONS.

6.1           Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following:  (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.  All notices for delivery outside the United States will be sent by facsimile or by express courier.  Notices by facsimile shall be machine verified as received.  All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a)           if to the Shareholders, at each such Shareholder’s address on Exhibit A hereto;

(b)           if to NESC, marked “Attention: David Tsiang”, at Northeast Securities, Inc., 100 Wall Street, 8th Floor, New York, NY 10005; and

(c)           if to the Company, marked “Attention:  President”, at Baywood International, Inc., 14950 North 83rd Place, Suite 1, Scottsdale, AZ 85260.

6.2           Entire Agreement.  This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

6.3           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to that body of laws pertaining to conflict of laws.

6.4           Severability.  If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.  Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

6.5           Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

6.6           Successors And Assigns.  Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

6.7           Titles and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.  Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

6.8           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

6.9           Adjustments for Stock Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of shares of capital stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

6.10           Aggregation of Stock.  For purposes of this Agreement, all shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.11           Further Assurances.  The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.12           Facsimile Signatures.  This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.  The original signature copy shall be delivered to the other party by express overnight delivery.  The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

6.13           Amendment and Waivers.  This Agreement may be amended only by a written agreement executed by the Company, NESC and a majority-in-interest of the Shareholders (calculated on the basis of the number of votes then entitled to be cast by each Shareholder for the election of directors of the Company); provided, however, that from time to time additional new investors in the Company's capital stock may be added as "Shareholders" to this Agreement, without obtaining the signature, consent or permission of any of the Shareholders, immediately upon execution and delivery to the Company of counterpart signature pages to this Agreement, at which time such additional new shareholders shall become party to and bound by this Agreement, it being understood that upon receipt of such counterpart signature pages the Company shall promptly amend and furnish to the Shareholders a revised Exhibit A hereto.  No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable against the Company, NESC or any Shareholders unless set forth in a writing signed as provided in the preceding sentence by the party or parties against whom enforcement is sought.  Any amendment effected in accordance with this Section 6.13 will be binding upon all parties hereto and each of their respective successors and assigns.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement on the date and year first written above.

BAYWOOD INTERNATIONAL, INC.	NORTHEAST SECURITIES, INC.

By:	By:
Name: Neil T. Reithinger	Name: David Tsiang
Title: Chief Executive Officer	Title: Senior Vice President

SHAREHOLDERS:

Neil Reithinger, in his personal capacity

Karl Rullich

O. Lee Tawes, III

Thomas Pinkowski

Lorraine DiPaolo

Richard Zorn

SCHEDULE A – INITIAL DESIGNEES

O. Lee Tawes, III
David Tsiang

EXHIBIT A – Schedule of Shareholders

Shareholder and Address	Number and Description of Shares of Capital Stock Subject to Voting Agreement	Percent

Neil Reithinger
c/o Baywood International, Inc.
14950 N. 83rd Place, Suite 1
Scottsdale, AZ 85260

Karl Rullich
c/o Baywood International, Inc.
14950 N. 83rd Place, Suite 1
Scottsdale, AZ 85260

O. Lee Tawes, III
c/o Northeast Securities, Inc.
100 Wall Street, 8th Floor
New York, NY 10005

Thomas Pinkowski
3703 Calle Fino Clarete
San Clemente, CA 92673

Lorraine DiPaolo
c/o Northeast Securities, Inc.
100 Wall Street, 8th Floor
New York, NY 10005

Richard Zorn
c/o Northeast Securities, Inc.
100 Wall Street, 8th Floor
New York, NY 10005

TOTALS: